UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2008

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302, Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

        On February 8, 2008,the audit committee and independent directors of the board of directors of Roberts Realty Investors, Inc., the registrant (“Roberts Realty”), approved and ratified a reimbursement arrangement for services provided by Roberts Properties, Inc., which is wholly owned by Mr. Charles S. Roberts, Roberts Realty’s Chief Executive Officer, President, and Chairman of the board of directors. A written description of the reimbursement arrangement between Roberts Realty and Roberts Properties, Inc. is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

        Under the terms of the arrangement, Roberts Realty will reimburse Roberts Properties the cost of providing consulting services in an amount equal to an appropriate hourly billing rate for an employee multiplied by the number of hours that the employee provided services to Roberts Realty. For the purpose of this arrangement, the appropriate billing rate is calculated by multiplying an hourly cost rate for an employee (which is defined as the employee’s salary, plus benefits paid by Roberts Properties, divided by 2,080) by a factor of 2, or 2.25 for Roberts Properties’ Chief Financial Officer. Roberts Realty believes that the reimbursement arrangement allows Roberts Realty to obtain services from experienced and knowledgeable personnel without having to bear the cost of employing them on a full-time basis.

        On February 4, 2008, Roberts Realty’s board of directors and nominating and governance committee approved a compensation arrangement for Mr. Wm. Jarell Jones for additional work he is expected to perform as audit committee chairman in reviewing the company’s properties, plans, financial statements and projections, loans, and liquidity and capital resources. A written description of the compensation arrangement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

        Mr. Jones has been a director since October 1994 and is currently the chairman of Roberts Realty’s audit committee and nominating and governance committee. As a director, Mr. Jones receives an annual fee of $12,000 for attendance, in person or by telephone, at meetings of the board of directors and its committees. Roberts Realty pays additional compensation of $750 per month to Mr. Jones for serving as the chairman of the audit committee and $250 per month for serving as the chairman of the nominating and governance committee. Under the new compensation arrangement, effective February 4, 2008, Roberts Realty will pay additional compensation of $6,000 per month to Mr. Jones for the additional work he is expected to perform as audit committee chairman. Mr. Jones will continue to receive compensation for his services as a director and the chairman of the audit committee and the nominating and governance committee as described above.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        In August 2006, the Securities and Exchange Commission approved new listing standards of the American Stock Exchange that require existing and new securities listed on the American Stock Exchange to be eligible for a Direct Registration System operated by a clearing agency registered under Section 17A of the Exchange Act by January 1, 2008. In December 2007, the American Stock Exchange proposed and the Securities and Exchange Commission approved to extend the deadline until March 31, 2008 to assure that listed companies have adequate opportunity to comply with the new listing standards.

        Effective February 8, 2008, the board of directors of Roberts Realty adopted a resolution amending and restating Roberts Realty’s bylaws to permit issuance, transfer and registration of uncertificated shares to be eligible for a Direct Registration System as required by the American Stock Exchange for continued listing. Roberts Realty’s nominating and governance committee had previously approved the proposed form of amended and restated bylaws and had recommended it to the full board of directors for their approval. A copy of the Amended and Restated Bylaws of Roberts Realty Investors, Inc. is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01     Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Exhibit

3.1	Amended and Restated Bylaws of Roberts Realty Investors, Inc.

10.1	Reimbursement arrangement between Roberts Realty Investors, Inc. and Roberts Properties, Inc. effective February 8, 2008.

10.2	Compensation arrangement for Wm. Jarell Jones effective February 4, 2008.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: February 8, 2008	By: /s/ Charles R. Elliott
Charles R. Elliott
Chief Financial Officer

4